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                                                                     EXHIBIT g.1



                          INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made as of this 1st day of May, 2005 by and between Tortoise Energy Capital Corporation, a Maryland corporation having its principal place of business in Overland Park, Kansas (the "Company"), and Tortoise Capital Advisors, L.L.C., a Delaware limited liability company having its principal place of business in Overland Park, Kansas (the "Adviser").

         WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified management investment company;

         WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), as an investment adviser and engages in the business of acting as an investment adviser;

         WHEREAS, the Company and the Adviser desire to enter into an agreement to provide for investment advisory services to the Company upon the terms and conditions hereinafter set forth; and

         NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


1.       APPOINTMENT OF ADVISER.

         The Company appoints the Adviser to act as manager and investment adviser to the Company for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.


2.       DUTIES OF THE ADVISER.

         Subject to the overall supervision and review of the Board of Directors of the Company ("Board"), the Adviser will regularly provide the Company with investment research, advice and supervision and will furnish continuously an investment program for the Company, consistent with the investment objective and policies of the Company. The Adviser will determine from time to time what securities shall be purchased for the Company, what securities shall be held or sold by the Company and what portion of the Company's assets shall be held uninvested as cash, subject always to the provisions of the Company's Articles of Incorporation, Bylaws and its registration statement under the 1940 Act and under the Securities Act of 1933 covering the Company's shares, as filed with the Securities and Exchange Commission (the "Commission"), and to the investment objectives, policies and restrictions of the Company, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Board may from time to time establish. To carry out such determinations, the Adviser will exercise full discretion and act for the Company in the same manner and with the same force and effect as the Company itself might or could do with respect to purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

3.       ADMINISTRATIVE DUTIES OF THE ADVISER.


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         The Adviser agrees to furnish office facilities and clerical and administrative services necessary to the operation of the Company (other than services provided by the Company's custodian, accounting agent, administrator, dividend disbursing agent and other service providers). The Adviser is authorized to conduct relations with custodians, depositaries, underwriters, brokers, dealers, placement agents, banks, insurers, accountants, attorneys, pricing agents, and other persons as may be deemed necessary or desirable. To the extent requested by the Company, the Adviser shall (i) oversee the performance and fees of the Company's service providers and make such reports and recommendations to the Board of Directors concerning such matters as the parties deem desirable; (ii) respond to inquiries and otherwise assist such service providers in the preparation and filing of regulatory reports, proxy statements, shareholder communications and the preparation of Board materials and reports; (iii) establish and oversee the implementation of borrowing facilities or other forms of leverage authorized by the Board; and (iv) supervise any other aspect of the Company's administration as may be agreed upon by the Company and the Adviser. The Company shall reimburse the Adviser or its affiliate for all out-of-pocket expenses incurred in providing the services set forth in this Section 3.

4.       DELEGATION OF RESPONSIBILITIES.

         The Adviser is authorized to delegate any or all of its rights, duties and obligations under this Agreement to one or more sub-advisers, and may enter into agreements with sub-advisers, and may replace any such sub-advisers from time to time in its discretion, in accordance with the 1940 Act, the Advisers Act, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of the Commission, and if applicable, exemptive orders or similar relief granted by the Commission and upon receipt of approval of such sub-advisers by the Board and by shareholders (unless any such approval is not required by such statutes, rules, regulations, interpretations, orders or similar relief).

5.       INDEPENDENT CONTRACTORS.

         The Adviser and any sub-advisers shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed to be an agent of the Company.

6.       COMPLIANCE WITH APPLICABLE REQUIREMENTS.

         In carrying out its obligations under this Agreement, the Adviser shall at all times conform to:

         a. all applicable provisions of the 1940 Act and the Advisers Act and any rules and regulations adopted thereunder;

         b. the provisions of the registration statement of the Company, as the same may beamended from time to time under the 1940 Act;

         c. the provisions of the Company's Prospectus as filed with the Commission, including without limitation, the investment objectives;

         d. the provisions of the Company's Articles of Incorporation, as the same may be amended from time to time;


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         e.       the provisions of the Bylaws of the Company, as the same may be amended from time to time

         f.       all policies, procedures and directives adopted by the Board;
                  and

         g. any other applicable provisions of state, federal or foreign law.

7.       BROKERAGE.

         The Adviser is responsible for decisions to buy and sell securities for the Company, broker-dealer selection, and negotiation of brokerage commission rates. The Adviser's primary consideration in effecting a security transaction will be to obtain the best execution. In selecting a broker-dealer to execute each particular transaction, the Adviser will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and the difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Company on a continuing basis. Accordingly, the price to the Company in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the execution services offered.

         Subject to such policies as the Board may from time to time determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Company to pay a broker or dealer that provides brokerage and research services to the Adviser an amount of commission for effecting a Company investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Company and to other clients of the Adviser as to which the Adviser exercises investment discretion. The Adviser is further authorized to allocate the orders placed by it on behalf of the Company to such brokers and dealers who also provide research or statistical material or other services to the Company, the Adviser or to any sub-adviser. Such allocation shall be in such amounts and proportions as the Adviser shall determine and the Adviser will report on said allocations regularly to the Board indicating the brokers to whom such allocations have been made and the basis therefor.

8.       BOOKS AND RECORDS.

         The Adviser will maintain complete and accurate records in respect of all transactions relating to the Company's portfolio. The Adviser will keep or will cause to be kept records in respect of all such portfolio transactions executed on behalf of the Company. To the extent permitted by applicable law, the Adviser shall provide access to its books and records relating to the Company as the Company may reasonably request. The Adviser shall have access at all reasonable times to books and records maintained for the Company to the extent necessary for the Adviser to comply with all applicable securities or other laws to which it is subject, and further provided that the Company shall produce copies of such records and books whenever reasonably required to do so by the Adviser for the purpose of legal proceedings or dealings with any governmental or regulatory authorities or for its internal compliance procedures.


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9.        COMPENSATION.

         For the services, payments and facilities to be furnished hereunder by the Adviser, the Adviser shall be entitled to receive from the Company compensation in an amount equal to .95 % annually of the average monthly managed assets of the Company, except that, in the first 12 months of its operations, the compensation shall be in an amount equal to .90% annually of the average monthly managed assets of the Company. "Managed assets" means the total assets of the Company (including any assets attributable to any leverage that may be outstanding) minus the sum of accrued liabilities other than (1) deferred taxes,
(2) debt representing financial leverage and (3) the aggregate liquidation preference of any outstanding preferred shares. Accrued liabilities are expenses incurred in the normal course of the Company's operations.

         Such compensation shall be calculated and accrued monthly and paid quarterly within five (5) days of the end of each calendar quarter. The Company's net assets shall be computed in accordance with the Articles of Incorporation of the Company and any applicable policies and determinations of the Board of Directors. The parties do hereby expressly authorize and instruct the Company's Administrator, U.S. Bancorp Fund Services LLC, or its successors, to calculate the fee payable hereunder and to remit all payments specified herein to the Adviser.

         In case of initiation or termination of the Agreement during any month, the fee for that month shall be reduced proportionately on the basis of the number of calendar days during which the Agreement is in effect and the fee shall be computed upon the basis of the average gross assets for the business days the Agreement is so in effect for that month.

         The Adviser may, from time to time, waive all or a part of the above compensation.

10.      EXPENSES OF THE ADVISER.

         It is understood that the Company will pay all expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Company shall include, without implied limitation, (i) expenses of maintaining the Company and continuing its existence and related overhead, including, to the extent services are provided by personnel of the Advisor or its affiliates, office space and facilities and personnel compensation, training and benefits, (ii) registration of the Company under the 1940 Act, (iii) commissions, spreads, fees and other expenses connected with the acquisition, holding and disposition of securities and other investments including placement and similar fees in connection with direct placements entered into on behalf of the Company, (iv) auditing, accounting and legal expenses, (v) taxes and interest, (vi) governmental fees, (vii) expenses of listing shares of the Company with a stock exchange, and expenses of issue, sale, repurchase and redemption (if any) of interests in the Company, including expenses of conducting tender offers for the purpose of repurchasing Company interests,
(viii) expenses of registering and qualifying the Company and its shares under federal and state securities laws and of preparing and filing registration statements and amendments for such purposes, (ix) expenses of communicating with shareholders, including website expenses and the expenses of preparing, printing, and mailing press releases, reports and other notices to shareholders and of meetings of shareholders and proxy solicitations therefor, (x) expenses of reports to governmental officers and commissions, (xi) insurance expenses,
(xii) association membership dues, (xiii) fees, expenses and disbursements of custodians and subcustodians for all services to the Company (including without limitation safekeeping of funds,

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securities and other investments, keeping of books, accounts and records, and determination of net asset values), (xiv) fees, expenses and disbursements of transfer agents, dividend disbursing agents, shareholder servicing agents and registrars for all services to the Company, (xv) compensation and expenses of directors of the Company who are not members of the Adviser's organization,
(xvi) pricing and valuation services employed by the Company, (xvii) all expenses incurred in connection with leveraging of the Company's assets through a line of credit, or issuing and maintaining preferred shares, (xviii) all expenses incurred in connection with the organization of the Company and the initial pubic offering of common shares, and (xix) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Company to indemnify its Directors, officers and shareholders with respect thereto.

11.      NON-EXCLUSIVITY.

         The Company understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. The Company further understands and agrees that managers of the Adviser may serve as officers or directors of the Company, and that officers or directors of the Company may serve as managers of the Adviser to the extent permitted by law; and that the managers of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or company, including other investment advisory companies.

12.      CONSENT TO THE USE OF NAME.

         The Adviser hereby consents to the use by the Company of the name "Tortoise" as part of the Company's name; provided, however, that such consent shall be conditioned upon the employment of the Adviser or one of its affiliates as the investment adviser of the Company. The name "Tortoise" or any variation thereof may be used from time to time in other connections and for other purposes by the Adviser and its affiliates and other investment companies that have obtained consent to the use of the name "Tortoise". The Adviser shall have the right to require the Company to cease using the name "Tortoise" as part of the Company's name if the Company ceases, for any reason, to employ the Adviser or one of its affiliates as the Company's investment adviser. Future names adopted by the Company for itself, insofar as such names include identifying words requiring the consent of the Adviser, shall be the property of the Adviser and shall be subject to the same terms and conditions.

13.      EFFECTIVE DATE, TERM AND APPROVAL.

         This Agreement shall become effective with respect to the Company, if approved by the shareholders of the Company, as of the close of the initial public offering of common shares of the Company. If so approved, this Agreement shall continue in force and effect for two years from the execution date above, and may be continued from year to year thereafter, provided that the continuation of the Agreement is specifically approved at least annually:

         a. (i) by the Board or (ii) by the vote of "a majority of the outstanding voting securities" of the Company (as defined in Section 2(a)(42) of the 1940 Act); and


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         b. by the affirmative vote of a majority of the directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as directors of the Company), by votes cast in person at a meeting specifically called for such purpose.

14.      TERMINATION.

         This Agreement may be terminated as to the Company at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the outstanding voting securities of the Company, or by the Adviser, on no more than sixty (60) days' written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in
Section 2(a)(4) of the 1940 Act. Upon termination pursuant to this Section 14, the Adviser, at the Company's request, must deliver all copies of books and records maintained in accordance with this Agreement and applicable law.

15.      AMENDMENT.

         No amendment of this Agreement shall be effective unless it is in writing and signed by the party against which enforcement of the amendment is sought.

16.      LIABILITY OF ADVISER.

         The Adviser will not be liable in any way for any default, failure or defect in any of the securities comprising the Company's portfolio if it has satisfied the duties and the standard of care, diligence and skill set forth in this Agreement. However, the Adviser shall be liable to the Company for any loss, damage, claim, cost, charge, expense or liability resulting from the Adviser's willful misconduct, bad faith or gross negligence or disregard by the Adviser of the Adviser's duties or standard of care, diligence and skill set forth in this Agreement or a material breach or default of the Adviser's obligations under this Agreement.

17.      NOTICES.

         Any notices under this Agreement shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Company and that of the Adviser shall be 10801 Mastin Boulevard, Suite 222, Overland Park, Kansas 66210.

18.      QUESTIONS OF INTERPRETATION.

         Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisers Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisers Act and to interpretations thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of the Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Subject to the foregoing,


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this Agreement shall be governed by and construed in accordance with the laws
(without reference to conflicts of law provisions)of the State of Delaware.

                           [SIGNATURE PAGE TO FOLLOW.]



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective duly authorized officers on the day and year first written above.



                                           TORTOISE ENERGY CAPITAL CORPORATION



                                           By:        /s/ David Schulte
                                                ------------------------------
                                                David Schulte
                                                President and CEO


                                           TORTOISE CAPITAL ADVISORS, L.L.C.



                                           By:       /s/ H. Kevin Birzer
                                                -----------------------------
                                                H. Kevin Birzer
                                                Managing Director